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Exhibit 23



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8, No. 33-60845, of Wilshire Enterprises, Inc. of our report dated March 26, 2004 with respect to the consolidated financial statements and schedule of Wilshire Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                            /S/ERNST & YOUNG LLP



New York, New York
March  26, 2004